UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

BENCHMARK ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-10560	74-2211011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 South Rockford Drive
Tempe, Arizona		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (623) 300-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2021, Benchmark Electronics, Inc. (NYSE: BHE) announced the appointment of Lynn Wentworth as an independent director to the Board of Directors of the Company effective June 25, 2021. In the press release, the Company also announced the resignation of Merilee Raines, who has served as a board member since 2018, effective June 25, 2021.  Ms. Raines' resignation, which she delivered concurrently with Ms. Wentworth's appointment, was not the result of any disagreement with management or the Board.

Ms. Wentworth served as the Senior Vice President, Chief Financial Officer & Treasurer of BlueLinx Holdings Inc. until her retirement in 2008. Prior to joining BlueLinx in 2007, Ms. Wentworth was with BellSouth Corporation from 1985 to 2007, where she served as Vice President and Chief Financial Officer for the Communications Group from 2004 to 2007 and Vice President Treasurer from 2003 to 2004. She also held a variety of financial and operational assignments with increasing responsibility in tax, strategic planning, investor relations, financial planning, sales, operations, and treasury for BellSouth. Ms. Wentworth began her career at Coopers & Lybrand, where she served in both the audit and tax divisions. She holds a bachelors degree from Babson College, a masters degree in taxation from Bentley College and masters in business administration from Georgia State University.

Ms. Wentworth chairs the board of directors for Cincinnati Bell (NYSE: CBB) and for Cyrus One (NASDAQ: CONE). Ms. Wentworth also serves as a director and chair of the audit committee for Graphic Packaging Holding Company (NYSE: GPK).

For her service as a member of the Board, Ms. Wentworth will receive the same compensation as other non-employee directors under the Company’s current non-employee director compensation program described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 1, 2021. During 2021, our non-employee directors will receive: (a) an annual retainer of $60,000, (b) $1,500 for each Board or committee meeting attended and (c) an annual restricted stock unit (“RSU”) with a grant-date fair market value of $150,000. Ms. Wentworth’s annual retainer and initial RSU grant will be prorated from the date she began serving on the Board, and the prorated RSU grant is scheduled to vest May 12, 2022.

Item 8.01 Other Events.

On June 24, 2021, the Company issued a press release relating to the matters described under Item 5.02. The press release is incorporated herein by reference to Exhibit 99.1 filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated June 24, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date:	June 24, 2021	By:	/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Senior Vice President, General Counsel and Chief Legal Officer